                                                                     Exhibit 3.3

                            CERTIFICATE OF AMENDMENT
                                       OF
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             AUTO SWAP U.S.A. INC.

--------------------------------------------------------------------------------

Auto Swap U.S.A. Inc., a corporation duly organized and existing under and by virtue of the General Corporation law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of Auto Swap U.S.A. Inc., by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the
Amended and Restated Certificate of Incorporation of said corporation:

          RESOLVED, that the Amended and Restated Certificate of Incorporation of the Corporation shall be amended by revising Article 1 to read in full as follows:

          "1. The name of the corporation is Water Chef, Inc."

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware, and
written notice of the adoption of the amendment has been given as provided in
Section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of
the State of Delaware.

IN WITNESS WHEREOF, said Auto Swap U.S.A., Inc. has caused this Certificate to be signed by C. Gus Grant, its President, and attested by August A. Perry, its
Secretary, this 2nd day of August, 1993.

                                             AUTO SWAP U.S.A. INC.

                                             BY: /s/ C. Gus Grant
                                                ----------------------------
                                                  President

ATTEST: /s/ August A. Perry
        -----------------------------
          Secretary